Exhibit 4.2
SECOND SUPPLEMENTAL INDENTURE
          Second Supplemental Indenture (this “Supplemental Indenture”), dated as of May 24, 2011, among each of Regency Midstream LLC, a Delaware limited liability company, and Regency Texas Pipeline LLC, a Delaware limited liability company (collectively, the “Guaranteeing Subsidiaries”), Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture, dated as of October 27, 2010, as amended and supplemented by the First Supplemental Indenture dated as of October 27, 2010 (as amended and supplemented, the “Indenture”), providing for the issuance of the 6 7/8% Senior Notes due 2018 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article XIV thereof.
          3. No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interest of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the

Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Guaranteeing Subsidiaries and the Issuers.
[Signature Pages Follow]

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          IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

GUARANTEEING SUBSIDIARIES: REGENCY MIDSTREAM LLC REGENCY TEXAS PIPELINE LLC
By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

ISSUERS: REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President and Chief Executive Officer

REGENCY ENERGY FINANCE CORP.
By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Signature Page to Supplemental Indenture (2018 Notes)

EXISTING GUARANTORS: REGENCY OLP GP LLC
By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

REGENCY GAS SERVICES LP
By:	Regency OLP GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

PUEBLO HOLDINGS, INC. PUEBLO MIDSTREAM GAS CORPORATION
By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Signature Page to Supplemental Indenture (2018 Notes)

CDM RESOURCE MANAGEMENT LLC GULF STATES TRANSMISSION LLC WGP-KHC, LLC
By:	Frontstreet Hugoton LLC, its sole member
FRONTSTREET HUGOTON LLC PALAFOX JOINT VENTURE
By:	Regency Field Services LLC and Regency Gas Services LP, its venturers
REGENCY FIELD SERVICES LLC REGENCY GAS MARKETING LLC REGENCY GAS UTILITY LLC REGENCY HAYNESVILLE INTRASTATE GAS LLC REGENCY LIQUIDS PIPELINE LLC REGENCY MIDCONTINENT EXPRESS PIPELINE I LLC
By:	Regency Midcontinent Express LLC, its sole member
REGENCY MIDCONTINENT EXPRESS LLC ZEPHYR GAS SERVICES LLC
By: Regency Gas Services LP, its sole member

By: Regency OLP GP LLC, its general partner

By: /s/ Michael J. Bradley
Name: Michael J. Bradley
Title: President

Signature Page to Supplemental Indenture (2018 Notes)

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Brad Hounsel
	Name:	Brad Hounsel
	Title:	Vice President

Signature Page to Supplemental Indenture (2018 Notes)